VERTRO TO PRESENT AT SIDOTI & COMPANY, LLC MICRO CAP CONFERENCE ON JUNE 25, 2010

NEW YORK, NY – June 23, 2010 - Vertro, Inc. (NASDAQ:VTRO) will be presenting on Friday June 25, 2010 at the Semiannual Micro-Cap Conference being hosted by Sidoti & Company, LLC in New York City. Vertro’s President and CEO, Peter Corrao, will be presenting a company overview to conference delegates at approximately 2:10 p.m. ET.

A copy of Mr. Corrao’s presentation will be included in a Form 8-K, which will be filed with the U.S. Securities and Exchange Commission and will be available via the Company’s Investor Relations website at: http://www.vertro.com.

www.vertro.com

About Vertro, Inc.

Vertro, Inc. (NASDAQ:VTRO) is an Internet Company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web third party content and display that content through customizable toolbar, homepage and desktop products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-G

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate", "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q1 2010.

Alex Vlasto
Vertro, Inc.
Alex.vlasto@vertro.com
212 231 2000